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                                                                EXHIBIT 10.24


                          LEASE MODIFICATION AGREEMENT


        Reference is made to that Lease Agreement dated February____, 1995 by and between FRANCISCO BERRUETA, a married man as his sole and separate property, Landlord, and PRISM SOLUTIONS, INC., a California corporation, Tenant, for those certain premises containing approximately twenty-eight thousand eighty-seven (28,087 plus or minus) square feet commonly known and described as 1000 Hamlin Court, Sunnyvale, California.

        The parties agree that said Lease Agreement is hereby amended and modified as follows:

        1. PREMISES. Effective April 15, 1996, or upon completion of the installation of carpeting and painting in the additional premises, the premises shall be increased by approximately nine thousand five hundred thirteen
(9,513 plus or minus) square feet (the "additional premises"), currently designated as 960 Hamlin Court, Sunnyvale, California, so that those premises leased to Tenant shall contain a total of approximately thirty-seven thousand six hundred (37,600 plus or minus) square feet. For the purposes of this Lease, Tenant's address shall be 1000 Hamlin Court, Sunnyvale, California.

        2. MINIMUM MONTHLY RENT: Minimum monthly rent, commencing April 1, 1996 shall be payable as follows:

                (a) On the first day of April, 1996, the sum of TWENTY-SEVEN THOUSAND FIVE HUNDRED THIRTY-ONE AND 14/100 DOLLARS ($27,531.14); provided that in the event the painting and carpet and baseboard improvements set forth in Paragraph 4 below are completed prior to April 15, 1996, the minimum monthly rent shall be adjusted upward by an additional amount of TWO HUNDRED FIFTY-THREE AND 68/100 DOLLARS ($253.68) for each day prior to April 15, 1996 that said work and improvements are completed. Said additional rental shall be due only for the period from the date of completion through April 14, 1996;

                (b) Commencing May 1, 1996 and continuing on the first day of each month thereafter through March 31, 1997, the sum of THIRTY-ONE THOUSAND NINE HUNDRED SIXTY DOLLARS ($31,960.00);

                (c) On the first day of April, 1997, the sum of THIRTY-TWO THOUSAND NINE HUNDRED SIXTY-TWO AND 67/100 DOLLARS ($32,962.67);

                (d) Commencing May 1, 1997 and continuing on the first day of each month thereafter through March 31, 1998, the sum of THIRTY-THREE THOUSAND EIGHT HUNDRED FORTY DOLLARS ($33,840.00); and

                (e) On the first day of April, 1998, the sum of FIFTEEN THOUSAND SEVEN HUNDRED NINETY-TWO DOLLARS ($15,792.00).

                In addition to minimum monthly rent payments, Tenant shall pay, concurrently with rental payments, on the first day of each month, any other costs due and owing by Tenant in accordance with the terms of the Lease.

        3. SECURITY DEPOSIT INCREASE: The security deposit referred to in Paragraph 4.F., Security Deposit, on execution of this Lease Modification Agreement, shall be increased to SIXTY-SEVEN THOUSAND SIX HUNDRED EIGHTY DOLLARS ($67,680.00).

        4. IMPROVEMENTS TO PREMISES: Landlord shall, prior to effective date of rent, repair the lighting and HVAC systems and replace any damaged ceiling tiles within the additional premises. In addition, within the additional premises, the walls will be painted and carpet and baseboard will be installed, to match the existing space occupied by Prism Solutions. The cost of such painting, carpeting and any baseboard in the additional premises shall be shared equally (50/50) by Landlord and Tenant. Tenant shall pay its share of all such costs directly to Landlord upon completion of the work. Other than the repairs and improvements to be made in accordance with this Paragraph 4, the Premises are leased hereunder on an "as is, except for latent and hidden defects within the first 60 days," basis and in the configuration shown on Exhibit "A". Landlord shall not be required to make, nor be responsible for any other cost in connection with any repair, restoration and/or improvement to the additional Premises in order for this Lease to


Lease Modification Agreement                             Please initial: _JH_

                                                         Please initial: _FB_





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commence. Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

        5. OPTION TO RENEW: Paragraph 47, subparagraph B, "Option to Extend Lease for Two (2) Years", shall be amended with respect to the rent to be paid by Tenant during such option periods. Such option period rent shall be as follows:

                        Option Period            Monthly Rent
                        -------------            ------------
                       4/15/98 - 4/14/99           $35,720.00
                       4/15/99 - 4/15/00           $37,600.00


                Subparagraph D, "Increased Security Deposit", shall be amended to reflect that the security deposit shall be increased to SEVENTY-ONE THOUSAND FOUR HUNDRED FORTY DOLLARS ($71,440.00) in the event the Lease is extended in accordance with Paragraph 47.

        6. DELETION OF PARAGRAPHS: Paragraph 48, "Right of First Refusal to Lease Additional Space", shall be deleted in its entirety.

        7. EFFECTIVENESS OF LEASE: Except as herein expressly set forth in this Lease Modification Agreement, all of the provisions of the Lease Agreement dated February______, 1995 shall remain unchanged and shall continue in full force and effect.

Dated: March 31, 1996.                          LANDLORD:

                                                /s/ FRANCISCO BERRUETA
                                                ______________________________
                                                FRANCISCO BERRUETA


Dated: March 21, 1996                           TENANT:

                                                PRISM SOLUTIONS, INC., a
                                                Delaware corporation

                                                By: /s/  JERRY HARMON
                                                   ---------------------------

                                                By:___________________________



Lease Modification Agreement                             Please initial: _____

                                                         Please initial: _____

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